EXHIBIT 16

                           Rosenberg Rich Baker Berman & Company
                                     380 Foothill Road
                    P.O. Box 6483 Bridgewater, NJ 08807-0483

March 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:   Military Resale Group, Inc.

Dear Sirs:

We have reviewed Item 4- Change in Registrant's Certifying Accountants of the Form 8-K report dated March 29, 2004. We are in agreement with the statements presented therein so far as such statements pertain to Rosenberg Rich Baker Berman & Company.


Sincerely,

/s/ Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company